EXHIBIT 10.3

                        INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is entered into on the 1st day of November, 2004 by and between BRAMPTON CREST INTERNATIONAL, INC., a Nevada corporation, its successors and assigns maintaining its principal offices Miami Beach. Florida, (hereinafter referred to as "BRAMPTON" or the "Company") and Robert Wineberg (hereinafter referred as "Consultant").

                                    RECITALS

         WHEREAS, Consultant is engaged in the business of financial and business consulting services and has knowledge, expertise and personnel to render the requisite services to BRAMPTON; and

         WHEREAS, BRAMPTON is desirous of retaining Consultant for the purpose of obtaining these services so as to better, more fully and more effectively deal more effectively in the financial services and business community.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

                                    AGREEMENT

         1. Independent Contractor. It is agreed between the parties that:

                  (a) Consultant will act at all times as an independent contractor hereunder and shall hold itself out to third parties as an independent contractor of the Company. Consultant shall never be deemed to be an employee of the Company.

                  (b) Consultant is available to provide the Services hereunder. Consultant warrants that Consultant shall not breach any agreement with any third party as a consequence of providing the Services hereunder.

                  (c) The Company shall not be liable for the payment of any federal, state, local income, social security, or any other taxes arising out of or related to Consultant's work for the Company.

                  (d) Except to the extent provided herein, Consultant shall not receive or be entitled to any consideration, compensation, or benefits of any kind from the Company, including, but not limited to, pension, profit sharing or similar plans or benefits, accident, health, medical, life or disability insurance benefits or coverage.

                  (e) Consultant shall set, at his own discretion, the hours, the order, the strategy, and the methods necessary to provide the Services required of Consultant hereunder.

                  (f) Consultant has sufficient ability, training, and knowledge to carry out satisfactorily the Services to be provided pursuant to this Agreement without any control on the part of the Company and, based on this expertise, shall determine the strategies needed to accomplish the work and to achieve satisfactory results for the Company.

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                  (g) Except as set forth in Section 4, Consultant shall be
responsible for all costs and expenses incurred in connection with the performance of the duties required of Consultant.

         2. Scope of Services.

                  (a) During the Term (as such term is defined below) of this Agreement, Consultant shall use its best efforts to provide BRAMPTON financial and business consulting services which would include evaluating various business strategies and recommending changes where appropriate and also critically evaluate BRAMPTON's performance in view of its corporate planning and business objectives, including but not limited to the services provided in (b) below.

                  (b) Corporate Planning--(a) develop an in-depth familiarization with BRAMPTON's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof, (b) alert BRAMPTON to new or emerging high potential forms of product and distribution which could either be acquired or developed internally, (c) comment on BRAMPTON's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc., and (d) identify prospective suitable merger or acquisition candidates for the BRAMPTON, perform appropriate diligence investigations with respect thereto, advise the BRAMPTON with respect to the desirability of pursuing such candidates, and assist the BRAMPTON in any negotiations which may ensue there from (collectively, with (a) above the "Services").

                  (c) Consultant has no authority to enter into contracts or agreements on behalf of the Company, except with the written authority of BRAMPTON. This Agreement does not create a partnership between the parties.

                  (c) Consultant agrees to provide assurances of performance to the Company, including but not limited to providing the Company with all information related to the performance by Consultant of the Services, such assurances to demonstrate that Consultant is using Consultant's reasonable best efforts to perform the obligations hereunder in accordance with all necessary care, skill, and diligence (the "Assurances"). Such requests for Assurances by the Company shall be provided to the Company upon written request by the Company.

                  (d) Consultant acknowledges and agrees that it will not make any oral or written warranties or representations regarding the Services of the Company, without the approval of the Company.

                  (e) The services to be rendered by Consultant to the BRAMPTON shall under NO circumstances include the following:

                 1. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by Consultant to be registered as a broker-dealer under the Securities Act of 1934.

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                  2. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

         3. Term. This Agreement shall commence on the Effective Date and shall continue in effect for a term of one year (the "Term"), unless earlier terminated pursuant to Section 5.

4. Compensation.

                  (a) For the services to be rendered and performed by Consultant during the term of the Agreement, BRAMPTON shall pay to Consultant 100,000 shares of BRAMPTON's common stock dated as the date of this Agreement and 100,000 warrants to purchase an equal number of common shares of the Company at an exercise price of $0.001 per share of common stock for a period of three years from the date of issuance (collectively, the "Units") dated as the date of this Agreement.

                  (b) BRAMPTON shall pay to Consultant an annual fee of $37,500, payable monthly in advance.

                  c) BRAMPTON shall also reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for BRAMPTON. Upon presentation of statements setting forth in reasonable detail the amount of such approved expenses and copies of all receipts, BRAMPTON shall reimburse Consultant within a reasonable period of time.


         5. Termination. The Company may terminate this Agreement under the following conditions:

            (a) If the Company has not received the Assurances, the Company shall have five (5) business days to provide written notice to Consultant that such Assurances were not given or were inadequate and Consultant fails to provide reasonable written assurances to the Company within five (5) days of receipt of such notice.

            (b) By either the Company or Consultant, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Consultant respectively, set forth in this Agreement, or if any representation or warranty of the Company or Consultant, respectively, shall have become untrue, (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

            (c)   By mutual written consent of both parties.

            (d) Upon a change of control transaction. "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, including, but not limited, to a merger, sale, transfer or share exchange or (ii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i).

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          (e)     Upon written notice to Consultant exercising or confirming the right of termination hereunder, as of the date such termination is effective, the Company shall be released from all obligations hereunder immediately upon any such termination, including, but not limited to, the obligation to compensate Consultant pursuant to the terms of Section 4 except that the Consultant shall retain the shares of BRAMPTON common stock. However, the Company and Consultant's obligations under Sections 6, 7, 11, and 12 shall survive the termination of this Agreement.

         6. Representations and Warranties of Consultant. Consultant warrants to The Company that:

                  (a) Consultant is not currently under any contract or agreement with any party that will prevent Consultant from performing Consultant's duties under this Agreement;

                  (b) Consultant is not, and by the performance of Consultant's duties under this Agreement will not be, in breach of any agreement with respect to any trade secrets or confidential information owned by any other party;

                  (c) Consultant has not entered into, and will not enter into, any agreement, either written or oral, in conflict with this Agreement.

         7. Confidentiality and Development.

                  (a) Consultant acknowledges that in order for Consultant to perform the duties hereunder properly, the Company must necessarily entrust Consultant with certain Trade Secrets and Confidential Information (as such terms are defined below) belonging to the Company. Consultant further acknowledges that the Trade Secrets and Confidential Information are within the exclusive knowledge and possession of the Company, are not generally available to the public, are protected and kept secret by the Company and constitute a valuable asset of the Company which gives the Company an advantage over its competitors. Consultant further acknowledges that the development or acquisition of such Trade Secrets or Confidential Information is the result of great effort and expense by the Company, that the Trade Secrets and Confidential Information are critical to the success and survival of the Company, and that the unauthorized disclosure or use of the Trade Secrets or Confidential Information would cause the Company irreparable harm. Accordingly, Consultant requires and agrees that the restrictions contained in this Agreement are reasonable and necessary to protect the Company's legitimate business interests. Except as may be required in connection with Consultant's services to the Company's business, Consultant will not at any time, whether during or after the termination of services with the Company, use or reveal to any person or entity any of the Trade Secrets or Confidential Information of the Company or of any third party which belongs to or is used by the Company for which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the duties described in Section 2. Consultant further agrees to keep secret all matters entrusted to Consultant and shall not use or disclose or attempt to use or disclose any such information in any manner which, among other things, may be calculated to injure or cause loss whether directly or indirectly to the Company.

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                  (b) Further, Consultant agrees that during the Term,
Consultant shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, pictures, specifications, software programs, data, documentation or other material containing the Trade Secrets or Confidential Information of or concerning any of its dealings or affairs of the Company (collectively, the "Company Property") other than for the benefit of the Company.

                  (c) As used herein, "Trade Secrets" means information, without regard to form, including without limitation a formula, pattern, compilation, program, device, method, technique, or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to the Company and is treated as confidential. Trade Secrets and Confidential Information may include, without limitation, information with respect to the Company's organization, business, finances, inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans, proposals, computer password(s), access number(s) and/or alarm code(s).

                  (d) Consultant's obligations with respect to (i) Trade Secrets will survive for so long as such information constitutes a Trade Secret, and
(ii) Confidential Information will survive indefinitely following the termination of Consultant's service with the Company.

         8.       Indemnification.

                  (a) Consultant shall indemnify and hold the Company and its affiliates' directors, officers, employees, and agents harmless from and against any and all claims that result from a breach by Consultant of this Agreement including, but not limited to, any representations, warranties, or covenants of Consultant provided herein or any damages caused to any property of the Company or his affiliates, or injury to persons caused by the willful misconduct or gross negligence of Consultant. The Company shall give Consultant prompt written notice of the assertion of any such claim. Consultant shall assume the defense of such claim at his own expense, with counsel of his own choosing (subject to the Company's reasonable approval), and shall have complete control over the claim, provided that Consultant shall not settle the claim without the Company's prior written approval, which approval shall not be unreasonably withheld. The Company shall be entitled to participate in any such defense at its own expense with counsel of its own choosing.

                    (b) The Company shall indemnify and hold Consultant harmless from and against any and all claims that result from a breach by the Company of this Agreement including, but not limited to, any representations, warranties, or covenants of the Company provided herein or any damages caused to any property of Consultant, or injury to persons caused by the willful misconduct or gross negligence of the Company. Consultant shall give the Company prompt written notice of the assertion of any such claim. The Company shall assume the defense of such claim at his own expense, with counsel of its own choosing (subject to Consultant's reasonable approval), and shall have complete control over the claim, provided that the Company shall not settle the claim without Consultant's prior written approval, which approval shall not be unreasonably withheld. Consultant shall be entitled to participate in any such defense at his own expense with counsel of his own choosing.

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         9. Equitable Relief. The parties to this Agreement acknowledge that a breach by Consultant of any terms or conditions of this Agreement shall result in irreparable harm to the Company and that the remedies at law for such breach may not adequately compensate the Company for damages suffered. Accordingly, Consultant agrees that in the event of such breach, the Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Company's right to any remedies at law, including the recovery of damages for breach of this Agreement. Therefore, the Company shall be entitled to specific performance and injunctive and other forms of equitable relief without the requirement to post a bond or other form of security in addition to the Company's remedies at law, including an injunction restraining Consultant from committing or continuing such breach.

         10. Severability. Consultant hereby agrees that each provision herein shall be treated as a separate and independent clause, and that the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the current applicable law.

         11. Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

         Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received or refused by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.


         12. Miscellaneous. This Agreement shall not be amended or modified except by a writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of the Company. Due to the personal nature of this Agreement, Consultant shall not have the right to assign Consultant's rights or obligations under this Agreement without the prior written consent of the Company, which consent may be withheld in the Company's sole and absolute discretion. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. This Agreement shall be governed by the laws of the State of Florida, without regard to conflicts of

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laws principles. Any suit, action, or proceeding arising out of or relating to this Agreement shall be commenced and maintained in any court of competent jurisdiction in the State of Florida, with exclusive venue in Miami-Dade County and the parties consent to jurisdiction there. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the last known address of the party by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid. Consultant's obligations under this Agreement shall survive the termination of Consultant's service regardless of the manner of such termination and shall be binding upon Consultant's heirs, executors, administrators, and legal representatives.

         Neither party shall have the right to assign this Agreement without the written consent of the other party, except that the Company may assign this party to a successor entity and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by the assignee. This Agreement represents the entire understanding of the parties regarding the terms and conditions of Consultant's service or prospective service to the Company, and supersedes and terminates all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof. Consultant acknowledges that Consultant has not been represented by the Company's attorney in connection with this Agreement, and that Consultant has been advised and has had an opportunity to seek separate legal counsel and representation in this matter. Consultant shall be obligated to pay all incidental and consequential damages which the Company may sustain by reason of Consultant's breach of any provision of this Agreement, including without limitation, all legal fees and other expenses incurred by the Company. In the event of any litigation arising out of the services or covenants contemplated in this Agreement, the costs of such litigation, including reasonable attorneys' fees (through all levels of appeals ) of the prevailing party, shall be paid by the non-prevailing party. This Agreement may be executed in one or more counterparts, each counterpart to be considered an original portion of this Stipulation and all of which shall constitute a singular document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CONSULTANT:                                   THE COMPANY:

                                              BRAMPTON CREST INTERNATIONAL, INC.


By:                                           By:
   -------------------------                     -------------------------------

Name:                                         Name:
     -----------------------                       -----------------------------

Title:                                        Title:
      ----------------------                        ----------------------------


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